                                                                      EXHIBIT 99






April 15, 2002                             FOR IMMEDIATE RELEASE
                                           ---------------------

Contact:

Richard F. Bonini                          Mario S. Levis
Senior Executive Vice President & CFO      Executive Vice President & Treasurer
Tel: (212) 329-3729                        Tel: (787) 749-7108


                      DORAL FINANCIAL CORPORATION REPORTS
                                 RECORD EARNINGS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 2002

         San Juan, Puerto Rico, April 15, 2002 - Doral Financial Corporation (NASDAQ: DORL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the first quarter ended March 31, 2002.

         Net income for the first quarter of 2002 amounted to a record $46.5 million, compared to income of $28.1 million before the cumulative gain-effect of a change in accounting principle for the first quarter of 2001, an increase of 65%. For the first quarter of 2002 consolidated earnings per diluted share were $0.91, compared to $0.60 per diluted share before the cumulative gain-effect of a change in accounting principle for the first quarter of 2001, which represents an increase of 52%.

         Net interest income for the first quarter ended March 31, 2002 was $35.9 million compared to $13.7 million for the same period a year ago. The increase in net-interest income reflects the positive effects of reductions in short-term interest rates on the Company's borrowing costs as well as the increase in interest earning assets.

         For the first quarter of 2002, Doral Financial's total non-interest income increased by 14% compared to the first quarter of 2001. Net gain on mortgage loan sales and fees, the main component of non-interest income, was $46.0 million for the first quarter of 2002 as compared to $45.9 million for the 2001 period.

         The volume of mortgage loan production for the first quarter of 2002 was $1.2 billion, compared to $915.0 million for the comparable 2001 period, an increase of 31%. This is the highest mortgage production for any given quarter in the Company's history. As a result of such strong production, the servicing portfolio increased to $10.4 billion as of March 31, 2002 compared to $10.0 billion as of December 31, 2001 and to $9.0 billion a year ago on March 31, 2001.

         Doral Bank, Puerto Rico (PR), which is Puerto Rico's fastest growing commercial bank, finished the first quarter of 2002 with $4.1 billion in assets and $1.7 billion in deposits, an increase of 17% and 13%, respectively, as compared to December 31, 2001.

         Doral Bank, New York (NY) continued its steady growth. As of March 31, 2002, Doral Bank NY had assets of $270.6 million and deposits of $208.0 million and increase of 16% and 23%, respectively, as compared to December 31, 2001.

         Mr. Salomon Levis, Chairman of the Board and Chief Executive Officer commented on the financial results by stating: "We are extremely pleased with the excellent performance experienced during the first quarter of 2002 which builds on the record performance for 2001. The first quarter results further strengthen our optimism regarding the Company's opportunities for significant growth in earnings and shareholder value for the remainder of the year and beyond."


         Doral Financial's Chief Executive Officer, its Chief Financial Officer and the Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.




FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect", "anticipate", "look forward" ,"should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.


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

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in the interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.



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
                          DORAL FINANCIAL CORPORATION
                     Consolidated Statement of Operations
                 (Dollars in Thousands Except Per Share Data)
                                (Nasdaq: DORL)
                                  (Unaudited)

STATEMENT OF INCOME

                                                                                                QUARTER ENDED
                                                                            --------------------------------------------------
                                                                                       MARCH 31,                  DECEMBER 31,
                                                                            -------------------------------       ------------
                                                                                 2002               2001              2001
                                                                            ------------       ------------       ------------
Interest income                                                             $     97,083       $     86,143       $     91,375
Interest expense                                                                  61,197             72,425             61,983
                                                                            ------------       ------------       ------------
Net interest income                                                               35,886             13,718             29,392
Provision for loan losses                                                            748              1,085              1,317
                                                                            ------------       ------------       ------------
Net interest income after provision for loan losses                               35,138             12,633             28,075
                                                                            ------------       ------------       ------------
Non-interest income:
  Net gain on mortgage loan sales and fees                                        45,990             45,895             51,061
  Trading activities                                                              (5,070)           (10,822)            (1,361)
  Gain on sale of investment securities                                            2,792              2,843              1,647
  Servicing income, net of amortization                                            1,386              2,244             (3,402)
  Commissions, fees and other income                                               4,511              3,496              5,059
                                                                            ------------       ------------       ------------
Total non-interest income                                                         49,609             43,656             53,004
                                                                            ------------       ------------       ------------
Non-interest expense:
  Compensation and benefits, net                                                  12,851             11,102             12,693
  Taxes, other than payroll and income taxes                                       1,049              1,095              1,129
  Advertising                                                                      2,431              1,805              2,361
  Professional services                                                            1,713              1,373              1,702
  Communication and information systems                                            2,744              2,183              2,820
  Occupancy and other office expenses                                              4,484              3,745              4,767
  Depreciation and amortization                                                    2,569              2,192              2,691
  Other, net                                                                       2,787                900              3,516
                                                                            ------------       ------------       ------------
Total non-interest expense                                                        30,628             24,395             31,679
                                                                            ------------       ------------       ------------
Income before income taxes                                                        54,119             31,894             49,400
Income taxes                                                                       7,579              3,828              6,949
                                                                            ------------       ------------       ------------
Income before cumulative gain-effect
  of change in accounting principle                                               46,540             28,066             42,451
  Cumulative gain-effect of change in accounting principle, net of tax                --              5,929                 --
                                                                            ------------       ------------       ------------

NET INCOME                                                                  $     46,540       $     33,995       $     42,451
                                                                            ============       ============       ============
EARNINGS PER SHARE:
    Basic:
      Income before cumulative gain-effect                                  $       0.92       $       0.60       $       0.84
      Cumulative gain-effect of change in accounting principle                        --               0.14                 --
                                                                            ------------       ------------       ------------
  NET INCOME                                                                $       0.92       $       0.74       $       0.84
                                                                            ============       ============       ============
    Diluted:
      Income before cumulative gain-effect                                  $       0.91       $       0.60       $       0.83
      Cumulative gain-effect of change in accounting principle                        --               0.13                 --
                                                                            ------------       ------------       ------------

  NET INCOME                                                                $       0.91       $       0.73       $       0.83
                                                                            ============       ============       ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                                                       47,816,637         42,524,475         47,808,121
                                                                            ============       ============       ============
  Diluted                                                                     48,558,537         43,213,663         48,546,096
                                                                            ============       ============       ============


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



                        DORAL FINANCIAL CORPORATION
                 SELECTED BALANCE SHEET AND OPERATING DATA
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                               (NASDAQ:DORL)
                                (UNAUDITED)

                                                       AS OF
                                         ------------------------------------
                                         MARCH 31, 2002     DECEMBER 31, 2001
                                         --------------     -----------------
BALANCE SHEET DATA

Money market investments                   $  913,455          $  548,415

Mortgage loans held-for-sale                2,086,038           1,947,494

Trading securities, at fair value           1,018,720             993,328

Securities held-to-maturity                   801,305             866,335

Securities available-for-sale                 902,748             928,179

Loans receivable, net                         676,657             644,113

Total Assets                                6,995,023           6,694,283

Deposits                                    1,936,061           1,669,909

Stockholders' Equity                          777,289             762,120

BOOK VALUE PER COMMON SHARE                $    13.64          $    13.33


                                               FOR THE QUARTER ENDED
                                                     MARCH 31,
                                        ------------------------------------
OPERATING DATA                               2002                  2001
                                        ------------------------------------
Mortgage Loan Production                  $ 1,190,000          $  915,000

Loan Servicing Portfolio                  $10,401,000          $9,029,000


                                               FOR THE QUARTER ENDED
                                                     MARCH 31,
                                          ------------------------------
FINANCIAL RATIOS                             2002               2001
                                          ------------------------------
Return on average assets:
  Income before cumulative gain-effect       2.80%              2.02%
  Net Income                                 2.80%              2.45%
Return on average common equity:
  Income before cumulative gain-effect      27.17%             26.29%
  Net Income                                27.17%             32.35%
Common stock dividend payout ratio:
  Income before cumulative gain-effect      16.48%             16.67%
  Net Income                                16.48%             13.70%


                                               FOR THE QUARTER ENDED
                                                     MARCH 31,
                                          ------------------------------
CASH DIVIDENDS PER SHARE                     2002               2001
                                          ------------------------------
Common                                      $ 0.15             $ 0.10
Noncumulative Preferred, Series A           $ 0.88             $ 0.88
Noncumulative Preferred, Series B           $ 0.52             $ 0.52


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